EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Value America, Inc., of our report dated March 5, 1999 which appears in Value America's Registration Statement on Form S-1 for the year ended December 31, 1998.


/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
McLean, Virginia
August 6, 1999




                                     - 9 -